Exhibit 5.1

FOLEY & LARDNER LLP ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX foley.com CLIENT/MATTER NUMBER 100241-0225

September 23, 2015

SunCoke Energy Partners, L.P.

1011 Warrenville Road, Suite 600

Lisle, Illinois 60532

Ladies and Gentlemen:

We have acted as counsel for SunCoke Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on September 23, 2015, relating to the offering and sale by Raven Energy Holdings, LLC, a Delaware limited liability company (the “Selling Unitholder”), of up to 4,847,287 common units representing limited partnership interests in the Partnership (the “Units”) which were issued and sold to the Selling Unitholder by means of a private placement pursuant to that certain contribution agreement with the Selling Unitholder under which the Partnership agreed to acquire certain assets of the Selling Unitholder for cash consideration and the issuance of the Units (the “Contribution Agreement”).

In connection with our representation, we have examined: (i) the Certificate of Limited Partnership of the Partnership; (ii) the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated January 24, 2013, among SunCoke Energy Partners GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and the limited partners party thereto from time to time (collectively, the “Limited Partners”); (iii) the Registration Statement, (iv) resolutions of the General Partner, for itself and in its capacity as general partner of the Partnership, relating to the authorization of the issuance of the Units pursuant to the Contribution Agreement; and (v) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

We have also assumed that (i) the Limited Partners will not participate in the control of the business of the Partnership, (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws and (iii) the Units will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement.

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN FRANCISCO SHANGHAI SILICON VALLEY	TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

SunCoke Energy Partners, L.P.

September 23, 2015

Based upon the foregoing, we are of the opinion that the Units have been duly authorized and are validly issued and, under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), purchasers of the Units will have no obligation to make further payments for their purchase of Units or contributions to the Partnership solely by reason of their ownership of Units or their status as Limited Partners, and no personal liability to the creditors of the Partnership solely by reason of being Limited Partners.

We express no opinion with respect to any law other than the federal laws of the United States and the provisions of the Delaware LP Act.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP